SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):    May 8, 2006
iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

63 South Avenue, Burlington, Massachusetts	01803

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (781) 345-0200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 8, 2006, based on the recommendation of the Nominating and Corporate Governance Committee of iRobot Corporation (the “Company”), the Board of Directors of the Company elected Gen. Paul J. Kern to its Board of Directors. Gen. Kern has not been elected to any committees of the Company’s Board of Directors. In connection with his election to the Board of Directors, Gen. Kern will be awarded a stock option grant under the Company’s 2005 Stock Option and Incentive Plan to purchase 40,000 shares of the Company’s common stock in accordance with the Company’s previously disclosed director compensation practices. There are no understandings or arrangements between Gen. Kern and any other person pursuant to which Gen. Kern was elected as a director.
Information concerning the membership of the Board’s committees is publicly available on the Company’s website at http://www.irobot.com under the tab “Investor Relations.” The Company intends to disclose changes in the membership of the Board’s committees by posting this information on our website and/or in our public filings with the Securities and Exchange Commission.
Item 7.01      Regulation FD Disclosure.
On May 10, 2006, the Company issued a press release announcing Gen. Kern’s appointment to the Company’s Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.
Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Press Release issued by the registrant on May 10, 2006, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
May 10, 2006	By:	/s/ Glen D. Weinstein
Glen D. Weinstein
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on May 10, 2006, furnished herewith.